REGISTERED         SEARS ROEBUCK ACCEPTANCE CORP.     REGISTERED

No. FR-              MEDIUM-TERM NOTE SERIES I      CUSIP
                      (FIXED RATE-PUT OPTION)

Except as otherwise provided in Section 2.10 of the Indenture, this Note may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.

Unless this Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the Company or its agent for registration of transfer, exchange or payment, and any Note issued upon registration of transfer of, or in exchange for, or in lieu of, this Note is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

ORIGINAL ISSUE DATE:          REDEMPTION DATE:

INTEREST RATE:                REDEMPTION PRICE:

INTEREST PAYMENT DATES:       NOTICE PERIOD:

MATURITY DATE:                NOTICE METHOD:

OTHER PROVISIONS:

     Sears Roebuck Acceptance Corp., a corporation duly organized and existing under the laws of the State of Delaware
(herein referred to as the "Company", which term includes any successor corporation under the indenture hereinafter referred
to), for value received, hereby promises to pay to



or registered assigns, upon presentation and surrender of this Note on the Maturity Date shown above (except to the extent redeemed prior to the Maturity Date) at the office or agency of the Company in the Borough of Manhattan of The City of New York, or, at the option of the Holder, such office or agency, if any, maintained by the Company in the city in which the principal executive offices of the Company are located or the city in which the principal corporate trust office of the Trustee is located, the principal sum of


____________________________   ________________________________
Principal Amount                 Specified Currency
  and to pay interest thereon at the rate per annum shown above.

     This Note will bear interest from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest on this Note has been paid or duly provided for. Unless otherwise specified above, interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Interest on this Note shall be payable on the Interest Payment Dates and on the Maturity Date indicated above (or the date of redemption), except that if this Note was originally issued between a Regular Record Date and an Interest Payment Date, the first payment of interest will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date. If any Interest Payment Date falls on a day that is not a Business Day, the interest payment shall be postponed to the next succeeding Business Day., and no interest on such payment shall accrue for the period from and after the Interest Payment Date. If the Maturity Date of this Note falls on a day that is not a Business Day, the payment of interest and principal may be made on the next succeeding Business Day with the same force and effect as if made at maturity, and no interest on such payment shall accrue for the period from and after the Maturity Date.

     The Regular Record Date shall be the May 1 and November 1 next preceding any May 15 or November 15 Interest Payment Date and the date 15 calendar days prior to any other Interest Payment Date, whether or not such date shall be a Business Day.

     "Business Day" as used herein means each Monday, Tuesday, Wednesday, Thursday, and Friday which is not a legal holiday for banking institutions in any of the City of Wilmington, Delaware, the City of Chicago, The City of New York or the city in which the principal corporate trust office of the Trustee is located, and, if this Note is denominated in a currency other than Dollars, in
                 Principal Financial Center of Country Issuing
                    Currency

     Payments of interest with respect to any Interest Payment
Date or Maturity Date (or date of redemption) will include interest accrued to, but excluding, such Interest Payment Date or Maturity Date (or date of redemption).

     The principal of (and premium, if any), and interest on, this Note is payable by the Company in the Specified Currency. Interest payable on any Interest Payment Date (other than Defaulted Interest) shall be payable to the person who is the registered Holder at the close of business on the immediately preceding Regular Record Date. Interest payable upon redemption or at maturity (other than a redemption or maturity occurring on an Interest Payment Date) will be paid to the same person to whom the principal amount of this Note is payable.

     Payment of principal (and premium, if any), and interest on, this Note (if the Holder of this Note is a Depository as defined in the Indenture referred to on the reverse hereof or a nominee of such a Depository) will be made in accordance with any applicable provisions of such written agreement between the Company, the Trustee and such Depository (or its nominee) as may be in effect from time to time or (if the Holder of this Note holds an aggregate principal amount of $10,000,000 or more of Notes with respect to which such payment of principal (and premium, if any) or interest, as applicable, is to be made on such day) will be made by wire transfer if the Holder shall have designated in writing to the Trustee an account with a bank located in the country issuing the Specified Currency or such other country as shall be satisfactory to the Company and the Trustee. If payment of interest is to be made by wire transfer, such information must be received by the Trustee at its corporate trust office in Canton, Massachusetts on or prior to the Regular Record Date for an Interest Payment Date. The Trustee will, subject to applicable laws and regulations and until it receives notice to the contrary, make such payment to such Holder by wire transfer to the designated account. If a payment of interest is not made in accordance with such a written agreement or by wire transfer, payment will be made by check. Checks for payment of interest on an Interest Payment Date will be mailed to the Holder at the address of such Holder appearing on the Security Register on the applicable Regular Record Date.

     To receive payment of a U.S. dollar denominated Note upon redemption or at maturity, a Holder must make presentation and surrender of such Note on or before the Redemption Date or Maturity Date, as applicable. Payment (other than payment in accordance with a written agreement between the Company, the Trustee and a Depository (or its nominee) as set forth above) will be made by check unless proper wire instructions are on file with the Trustee or are received at presentment. To receive payment of a Note denominated in a Foreign Currency upon redemption or at maturity, a Holder must make presentation and surrender not less than two Business Days prior to the Redemption Date or Maturity Date, as applicable. Upon presentation and surrender of a Note denominated in a Foreign Currency at any time after the date two Business Days prior to the Redemption Date or Maturity Date, as applicable, the Company will pay the principal amount (and premium, if any) of such Note, and any interest due upon redemption or at maturity (unless the Redemption Date or Maturity Date is an Interest Payment Date), two Business Days after such presentation and surrender.

     The Company will pay any administrative costs imposed by banks in connection with sending payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Notes in respect of which payments are made.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, and such further provisions shall for all proposes have the same effect as though fully set forth at this place.

     This Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or become valid or obligatory for any purpose, until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under such Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                        SEARS ROEBUCK ACCEPTANCE CORP.

                              By
CERTIFICATE OF AUTHENTICATION
     This is one of the Notes      President
designated and referred to in
the within-mentioned Indenture.
THE CHASE MANHATTAN BANK, N.A.
          as Trustee
                              By
By

     Authorized Signatory          Vice President , Finance and
                                   Assistant Secretary

                  SEARS ROEBUCK ACCEPTANCE CORP.
                    Medium-Term Note Series I

     This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, unlimited in aggregate principal amount, all issued or to be issued under or pursuant to an indenture dated as of May 15, 1995, executed between the Company and THE CHASE MANHATTAN BANK, N.A., as Trustee; to which indenture and all indentures supplemental thereto (herein collectively called the "Indenture") reference is hereby made for a specification of the rights and limitation of rights thereunder of the Holders of the Securities, the rights and obligations thereunder of the Company and the rights, duties and immunities thereunder of the Trustee. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different covenants and defaults and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the "Medium-Term Notes Series I" (hereinafter referred to as the "Notes") of the Company, unlimited in aggregate principal amount. All terms used in this Note which are defined in the Indenture and which are not otherwise defined in this Note shall have the meanings assigned to them in the Indenture.

     The Notes are issuable only in registered form without coupons and will be either (a) Book-Entry Notes represented by one or more global notes (each a "Global Note") recorded in the book-entry system maintained by the Depository or (b) certificated notes issued to, and registered in the names of, the beneficial owners or their nominees ("Certificated Notes"). Notes are issuable in minimum denominations of (i) in the case of Notes denominated in Dollars, U.S. $100,000 and in any larger amount in integral multiples of $1,000, and (ii) in the case of Notes denominated in any Foreign Currency, the equivalent in such Foreign Currency determined in accordance with the Market Exchange Rate for such Foreign Currency on the Business Day immediately preceding the date on which the Company accepts an offer to purchase a Note, of U.S. $1,000 (rounded to an integral multiple of 1,000 units of the Foreign Currency), and in any larger amount. In the manner and subject to the limitations provided in the Indenture, the Global Notes or Certificated Notes are exchangeable, without charge except for any tax or other governmental charge imposed in relation thereto, for other Notes of authorized denominations for a like aggregate principal amount, at the office or agency of the Company in the Borough of Manhattan of The City of New York, or, at the option of the Holders thereof, such office or agency, if any, maintained by the Company in the city in which the principal corporate executive offices of the Company are located or the city in which the principal corporate trust office of the Trustee is located.

     Unless this Note is denominated in Dollars, in the event that the currency in which this Note is denominated is not available for payment at a time at which any payment is required hereunder due to the imposition of exchange controls or other circumstances beyond its control, the Company may, in full satisfaction of its obligation to make such payment, make instead a payment in an equivalent amount of Dollars, determined in accordance with the Market Exchange Rate for such currency on the latest date for which such rate was established on or before the date on which payment is due, and such substituted payment of Dollars shall not constitute a default under this Note or the Indenture.

     This Note may be redeemed, whether or not any other Note is concurrently redeemed, at the option of the Holder hereof, as a whole, or in part in integral multiples of $1,000, on any specified Redemption Date, upon delivery of notice as provided herein during the Notice Period specified above to the Company, at the Redemption Price specified above (expressed in percentages of the principal amount hereof to be redeemed), together in each case with interest accrued to the Redemption Date (subject to the right of the Holder of record on a Regular Record Date to receive interest due on an Interest Payment
Date). Notices shall be deemed delivered upon receipt when sent by certified mail, return receipt requested, or by courier, to the Company, Attention: President, 3711 Kennett Pike, Greenville, Delaware 19807. If notice by facsimile transmission is specified above, such notice also will be deemed delivered when received, such receipt to be confirmed orally by an authorized representative of the party to whom the notice is directed, by facsimile transmission to the President at (302) 888-3150, or such other facsimile transmission numbers as may be specified to the Holder in writing. Each notice of redemption shall specify the applicable Redemption Date, the certificate number of this Note and the principal amount of this Note. Any notice of redemption given by the Holder hereof shall be effective only if this Note is delivered to The Chase Manhattan Bank, N.A., 1 Chase Plaza, New York, New York, Attention:
Institutional Trust Window, or such other address of which the Company shall from time to time notify the Holder of this Note, not later than the second Business Day following receipt of such notice by the Company. In the event of redemption of this Note in part only, a new Note or Notes of this series, and of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
Anything herein to the contrary notwithstanding, if the Holder of this Note is a Depository or a nominee of a Depository, any such redemption shall be made (and notice thereof shall be given) in accordance with any applicable provisions of such written agreement between the Company, the Trustee and such Depository (or its nominee) as may be in effect from time to time.

     On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in the Indenture) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, this Note.

     Notice of redemption having been given as aforesaid, this Note shall, on the Redemption Date, become due and payable at the Redemption Price herein specified, and from and after such date (unless the Company shall default on the payment of the Redemption Price and accrued interest) this Note shall cease to bear interest. Upon surrender of this Note for redemption in accordance with said notice, this Note shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holder of this Note, registered as such at the close of business on the relevant Regular or Special Record Date according to the terms hereof and the provisions of
Section 2.7 of the Indenture. If this Note is called for redemption and shall not be so paid upon surrender hereof, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed above.

     Sections 4.2, 4.3, 4.4, 4.5, 4.6 and 4.7 of the Indenture shall not apply to this Note.

     In case a default, as defined in the Indenture, shall occur and be continuing with respect to the Notes, the principal amount of all Notes then outstanding under the Indenture may be declared or may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture.
The Indenture provides that such declaration may in certain events be annulled by the Holders of a majority in principal amount of the Notes outstanding.

     To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and the Holders of the Notes, may be made with the consent of the Company by the affirmative vote or consent of the Holders of not less than a majority in principal amount of the Securities then outstanding (as defined in the Indenture) of each series to be affected, evidenced as in the Indenture provided; provided, however, that no such modification or alteration shall (i) change the stated maturity of the principal of (and premium, if any), or the interest on, any Security, or reduce the principal amount of (and premium, if any), or the rate of interest on, any Security, or change the Currency in which the principal of (and premium, if any), or interest on, such Security is denominated or payable, or reduce the amount of the principal of an Original Issue Discount Security that would be payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.1 of the Indenture without the consent of the Holder of each outstanding Security so affected, or (ii) reduce the percentage of Securities, the vote or consent of the Holders of which is required for such modifications and alterations, without the consent of the Holders of all Securities affected. The Indenture also provides that the Holders of a majority in principal amount of the Securities of any series then outstanding may waive any past default with respect to Securities of such series under the Indenture and its consequences, except a default in the payment of the principal of (or premium, if any), or interest on, any of the Securities.

     This Note is transferable by the registered Holder hereof or by his attorney duly authorized in writing at the office or agency of the Company in the Borough of Manhattan of The City of New York, or at the option of the Holder hereof, such office or agency, if any, maintained by the Company in the city in which the principal executive offices of the Company are located or the city in which the principal corporate trust office of the Trustee is located, without charge except for any tax, assessment or other governmental charge imposed in relation thereto, but only in the manner and subject to the limitations provided in the Indenture and upon surrender of this Note. Upon any such transfer a Note or Notes of authorized denominations for a like aggregate principal amount and bearing a number not contemporaneously outstanding will be issued in exchange herefor.

     The Company, the Trustee, any Authenticating Agent, any paying agent and any Security registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon by anyone other than the Company or any Security registrar) for the purpose of receiving payment of or on account of the principal hereof (and premium, if any), and interest hereon, and for all other purposes, and neither the Company, the Trustee, an Authenticating Agent, a paying agent nor the Security registrar shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid.

     No recourse shall be had for the payment of the principal of (or premium, if any), or interest on, this Note or for any claim based hereon or otherwise in any manner in respect hereof, or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof. In the event of any sale or transfer of all or substantially all of the assets to a successor corporation, the predecessor corporation may be dissolved and liquidated as more fully set forth in the Indenture.

     All Dollar amounts used in or resulting from calculations referred to in this Note shall be rounded to the nearest cent
(with one half cent being rounded upwards).

     This Note shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.



                    ASSIGNMENT FORM
          To assign this Note, fill in the form below:

I or we assign and transfer this Note to


                   (Insert assignee's soc. sec. or tax I.D. no.)

______________________________________________________
(Print or type assignee's name, address and zip code)

______________________________________________________


______________________________________________________


and irrevocably appoint _________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________

Date _____________  Your signature _____________________________

     (Sign exactly as your name appears on the other side of this Note. The signature to this assignment must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in The City of New York or by a member of The New York Stock Exchange.)